Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Mercury Computer Announces Acquisition of LNX Corporation and

Provides Preliminary Financial Results for Second Quarter of Fiscal 2011

–	LNX acquisition increases Mercury content on the JCREW3.3 Counter IED program by over 40%

–	Acquisition enhances Mercury’s capabilities in the Signals Intelligence, Communications Intelligence and Electronic Attack markets

CHELMSFORD, Mass. – January 12, 2011 – Mercury Computer Systems, Inc. (NASDAQ: MRCY, www.mc.com), a trusted ISR subsystems provider, today announced that it has completed the acquisition of LNX Corporation. Based in Salem, New Hampshire, LNX designs and builds next generation RF receivers for Signals Intelligence, Communications Intelligence as well as Electronic Attack applications. Under the terms of a stock purchase agreement, Mercury acquired LNX for an all-cash purchase price of $31.0 million plus an earn-out of up to $5.0 million payable upon the achievement of financial targets in calendar years 2011 and 2012. The acquisition was funded with cash on hand, and is expected to be neutral to modestly accretive within the first year.

Mercury also reported preliminary financial results for its second fiscal quarter ended December 31, 2010. All results are presented and compared on a continuing operations basis. Revenues are expected to be approximately $55.5 million, compared to $45.2 million in the second quarter of fiscal 2010, while GAAP income from continuing operations is expected to be approximately $0.20 per diluted share, compared to $0.08 per diluted share for the second quarter of fiscal 2010. Adjusted EBITDA is expected to exceed the high end of the company’s prior guidance, and cash flows from operating activities are expected to be a net inflow of approximately $8.1 million, compared to a net inflow of $5.2 million in the second quarter of fiscal 2010. These results will be discussed in more detail on Mercury’s upcoming second quarter fiscal 2011 earnings call scheduled for January 25 at 5:00 PM ET.

“We are very pleased to have completed the acquisition of LNX Corporation and with our preliminary second quarter results. LNX is well-aligned with Mercury in terms of capitalizing on our existing program presence while providing capabilities that will become the standard-bearer for the EW systems we intend to target in the coming years. LNX is on a strong growth trajectory, which is a credit to its technological capabilities and unique program presence,” said Mark Aslett, President and Chief Executive Officer, Mercury Computer Systems, Inc.

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Mercury Computer Systems Acquires LNX Corporation, Page 2

“With the acquisition of LNX, Mercury now delivers the core radio frequency and signal processing for the JCREW 3.3 next generation counter-IED system. JCREW 3.3 is potentially Mercury’s largest single program and this acquisition increases Mercury’s content by more than 40%,” Aslett added.

“In addition, the acquisition of LNX combined with our Echotek Product Group (EPG), a leader in digital receivers previously acquired by Mercury, paves the way for Mercury to develop a new generation of software-defined subsystems designed to detect, intercept and defeat current and next generation signals of interest on land, at sea and in the air,” Aslett concluded.

“We are excited to be a part of Mercury as we have a shared vision for success in our common markets,” said Lamberto Raffaelli, Founder and Chief Executive Officer, LNX Corporation. “Joining Mercury strongly positions us to continue expanding our current product line, while delivering the excellent levels of service and support our customers have come to expect. In addition, current and new LNX customers will clearly benefit from Mercury’s financial and R&D strength.”

LNX’s operations will be combined with Mercury’s Echotek Product Group (EPG) to form the new Microwave and Digital Solutions (MDS) group. The MDS group will specialize in the development of RF and mixed-signal application-ready subsystems and components for EW—SIGINT customers. Already a world-class supplier of rugged, mixed-signal products and technologies to the defense industry, the combination of LNX with EPG will enable Mercury to expand its ability to meet the growing need for more complete SIGINT solutions at the tactical edge, from RF through processing and exploitation to the network interface.

For more information on LNX’s products, visit www.mc.com/LNX. In addition, Management will host a conference call at 8:30 a.m. EST tomorrow, Thursday, January 13, 2011, to discuss the acquisition and Mercury’s preliminary second quarter fiscal 2011 financial results. Company representatives may answer questions concerning business and financial developments and trends and other business and financial matters affecting the Company, the responses to which may contain information that has not been previously disclosed.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.

978-256-1300  •  Fax 978-256-3599  •  www.mc.com

Mercury Computer Systems Acquires LNX Corporation, Page 3

To listen to the conference call, dial (888) 515-2235 in the USA and Canada, and (719) 457-2639 in all other countries. The conference ID number is 9174774. Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available by telephone from approximately 11:30 a.m. EST on Thursday, January 13, 2011, through 11:30 a.m. EST on Tuesday, January 25, 2011. To access the replay, dial (888) 203-1112 in the USA and Canada, and (719) 457-0820 in all other countries. Enter access code 9174774.

About LNX Corporation

Founded in 2001, LNX Corporation has enjoyed 10 years of double digit compound annual revenue growth while building its reputation for providing high performance solutions used in critical Defense and Homeland Security applications. Servicing domestic and international markets, LNX produces a market-leading portfolio of board-level products including microwave and millimeter wave integrated assemblies and components, MMIC-based transceivers, converters, and millimeter wave power amplifiers and digital products (digital receivers, DRFM, DIFM). These technologies are key components in defense applications such as radar and signal intelligence.

About Mercury Computer Systems, Inc. – Where Challenges Drive Innovation®

Mercury Computer Systems (www.mc.com, NASDAQ: MRCY) is a best of breed provider of open, application-ready, multi-INT subsystems for the ISR market. With 25+ years’ experience in embedded computing, superior domain expertise in radar, EW, EO/IR, C4I, and sonar applications, and more than 300 successful program deployments including Aegis, Global Hawk, and Predator, Mercury’s Services and Systems Integration team leads the industry in partnering with defense and commercial customers to design and integrate system-level solutions that minimize program risk, maximize application portability, and accelerate customers’ time to market.

Mercury is based in Chelmsford, Massachusetts, and serves customers worldwide through a broad network of direct sales offices, subsidiaries, and distributors.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.

978-256-1300  •  Fax 978-256-3599  •  www.mc.com

Mercury Computer Systems Acquires LNX Corporation, Page 4

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to Mercury’s preliminary second-quarter financial results and the acquisition of LNX Corporation and the subsequent integration of, and the expected synergies from, the acquisition. You can identify these statements by the use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs, the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and divestitures or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2010. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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Contact:

Robert Hult, CFO

Mercury Computer Systems, Inc.

978-967-1990

Challenges Drive Innovation is a registered trademark of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.

978-256-1300  •  Fax 978-256-3599  •  www.mc.com